Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

FACSIMILE: 404-885-3900

March 28, 2007

Board of Directors

NTELOS Holdings Corp.

401 Spring Lane, Suite 300

P.O. Box 1990

Waynesboro, Virginia 22980

NTELOS Holdings Corp.

Registration Statement on Form S-3 (File No. 333-141268)

Ladies and Gentlemen:

We have acted as counsel to NTELOS Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-141268), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 13, 2007 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale by the Selling Stockholders named in the Registration Statement in an underwritten public offering of 12,650,000 shares (including 1,650,000 shares subject to the underwriters’ over-allotment option) of the Company’s common stock, $0.01 par value per share (the “Shares”).

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Sanders LLP
Troutman Sanders LLP